Exhibit 16.1

August 24, 2023

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Re: HG Holdings, Inc.

SEC File Number 001-34964

On August 21, 2023, our appointment as auditor for HG Holdings, Inc. ceased. We have read HG Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K dated August 24, 2023 and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Very truly yours,

/s/ Cherry Bekaert LLP